==============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                 SCHEDULE 14A
                                (Rule 14a-101)
                          INFORMATION  REQUIRED IN
                               PROXY STATEMENT
                          SCHEDULE 14A INFORMATION
              Proxy Statement Pursuant to Section 14(a) of
                    the Securities Exchange Act of 1934

Filed by the registrant                      [ x ]
Filed by a party other than the Registrant   [   ]

Check the appropriate box:
[   ] Preliminary proxy statement
[ x ] Definitive proxy statement
[   ] Definitive additional materials
[   ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                          SURE SHOT INTERNATIONAL, INC.
               (Name of Registrant as Specified in its charter)

                          SURE SHOT INTERNATIONAL, INC.
                  (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[ x ] Fee paid previously with preliminary materials.
[   ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
      14a-6(j)(2)
[   ] $500 per each party to the controversy pursuant to Exchange Act
      Rule 14a-6(i)(3).
[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1) Title of each class of securities to which transaction applies: ______
      2) Aggregate number of securities to which transaction applies: _________
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: __________________________________
      4) Proposed maximum aggregate value of transaction: _____________________

[   ] Check box if any part of the fee is offset as provided by
      Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      1) Amount previously paid: ______________________________________________
      2) Form, schedule or registration statement no. _________________________
      3) Filing party: ________________________________________________________
      4) Date filed: __________________________________________________________

                         SURE SHOT INTERNATIONAL, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 5, 1996

To The Stockholders:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Sure Shot International, Inc. (the "Company"), a Florida corporation, will be held at the Joe Dumars Fieldhouse located at 45300 Mound, Shelby Township, Michigan 48315 on June 5, 1996 at 2:00 p.m., Eastern Standard Time, to consider and act upon the following items of business:

        1. Election of the Company's Board of Directors.

        2. Adoption of a proposed amendment to the Company's Certificate of Incorporation that would effect a reverse split of the Company's Common Stock of 1 share for each 2 shares that are currently outstanding.

        3. Ratification of the selection of Moore Stephens Doeren Mayhew, P.C. as the Company's auditors for the year ended December 31, 1996.

        4. Transaction of such other business as may properly come before the meeting.

All of the above matters are more fully described in the accompanying Proxy Statement.

    Only holders of record of the Company's Common Stock at the close of business on May 9, 1996 are entitled to notice of and to vote at the meeting or any adjournment or adjournments thereof. A list of all stockholders as of May 9, 1996 will be open for inspection at the Annual Meeting.

                                          By Order of the Board of Directors,

Holly, Michigan                           Michael Sleva,
May 10, 1996                              Secretary


    All stockholders are invited to attend the Meeting. However, in the event you are unable to attend, please complete, date, sign and mail the enclosed Proxy Card promptly so that your shares may be represented at this meeting and to ensure a quorum. No postage is required if mailed in the United States using the accompanying envelope. If you attend the meeting, you may withdraw your Proxy and vote your own shares. Proxies can also be revoked by submitting a proxy to the Company with a later date or by delivering to the Secretary of the Company written instructions to revoke the Proxy.

    Please sign your name as it appears on the Proxy Card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. A Proxy executed by a corporation should be signed in its corporate name by an authorized officer.

                         SURE SHOT INTERNATIONAL, INC.
                                PROXY STATEMENT

                            SOLICITATION OF PROXIES

    The enclosed Proxy is solicited by the Board of Directors (the "Board") of Sure Shot International, Inc., a Florida corporation (the "Company"), for purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The solicitation is being made by mail and the Company may also use its officers and regular employees to solicit proxies from stockholders either in person or by telephone, facsimile or letter without additional compensation. The Company will pay the entire cost of solicitation, which represents the amounts normally expended for solicitation relating to an uncontested election of directors. Such costs include charges from brokers and other custodians, nominees and fiduciaries for distributing proxies and other proxy materials to the beneficial owners of Common Stock.

    The Common Stock of the Company is the only outstanding class of voting securities. Each stockholder of record at the close of business on May 9, 1996 (the "record date") is entitled to vote at the meeting. As of the close of business on the record date, the Company had 3,771,246 shares outstanding. Each share is entitled to one vote on each of the matters to come before the meeting and is not entitled to cumulative voting rights. A majority of the outstanding shares of Common Stock will constitute a quorum for the meeting.

    Proxies returned to the Company and properly executed will be voted in accordance with stockholders' instructions. Stockholders are urged to specify their choices by appropriately marking the enclosed Proxy. Any Proxy which is not revoked and which does not otherwise indicate a preference will be voted in favor of the nominees for director as set forth below, in favor of the proposed reverse stock split and in favor of ratification of the selection of the Company's auditors. The enclosed Proxy enables stockholders to withhold their votes for any director and to abstain from voting on any matter other than the election of directors. The Proxies also give the Board discretionary authority to vote the shares represented thereby on any matter which was not known as of the date of this Proxy Statement and is properly presented for action at the meeting.

    The execution of a Proxy will in no way effect a stockholder's right to attend the Annual Meeting and vote in person. Any stockholder has the right to revoke his Proxy at any time prior to the Annual Meeting by giving notice to the Company's Secretary at the principal executive office of the Company or at the Annual Meeting.

    The mailing address of the Company's corporate office is 405 Cogshall Street, Holly, Michigan 48442 and the telephone number is (810) 634-6621. The approximate mailing date of this Proxy Statement and the enclosed Proxy Card to stockholders is May 10, 1996.

                            PRINCIPAL STOCKHOLDERS

    As of the record date of May 9, 1996, the Company had 3,771,246 shares of Common Stock outstanding. The following table sets forth certain information as of that date regarding the shares beneficially owned by: (i) each director and nominee for election as director of the Company; (ii) all directors and executive officers of the Company as a group; and (iii) each person known by the Company to own beneficially more than 5% of the Company's issued and outstanding stock. All persons listed below have sole voting and investment power with respect to their shares of stock unless otherwise indicated.

                                                Shares
                                              Beneficially        Percentage of
Name and Address of Beneficial Owner              Owned            Common Stock
- ------------------------------------          ------------         ------------
Harold Bachmann (1)                           280,000  (2)              7.38%
Martin Coppo (1)                               70,000  (2)              1.84%
Gregory G. Schultz (1)                        217,000  (3)              5.75%
Brendan Suhr (1)                                  100                   0.00%
John M. Thomas (1)                              3,300                   0.09%
Fred B. Williams (1)                          180,000  (4)              4.77%
Michael Sleva (1)                              13,300  (5)              0.35%
All Directors and Executive
 Officers as a group (7 persons)              763,700  (6)             19.92%

Ellen Feldman
17755 U.S. Highway 19N
Suite 350A
Clearwater, Florida 34624                     220,000  (7)              5.83%

Pearl Feldman
17755 U.S. Highway 19 N.
Suite 350A
Clearwater, Florida 34624                     215,000  (8)              5.70%

Sydelle Sher
5210 Grange Hall Road
Holly, Michigan                               375,000                   9.94%

Robert L. White III
490 Lee Road 931
Phenix City, AL 36867                         220,000                   5.83%

        (1) A director and/or officer of the Company. The address of all directors and officers of the Company is c/o the Company, 405 Cogshall Street, Holly Michigan 48442.

        (2) Does not include options for a maximum of 150,000 shares that might become exercisable on April 1, 1997 and options for 20,000 shares that will become exercisable on March 31, 1997 but does include options for 25,000 shares that are currently exercisable at a price of $3.37 per share.

        (3) Includes 217,000 shares owned by the June Schultz Trust. June Schultz is the wife of Gregory Schultz.

        (4) Does not include options for a maximum of 150,000 shares that might become exercisable on April 1, 1997.

        (5) Includes options for 13,000 shares that are currently exercisable at a price of $3.25 per share but does not include options for 10,000 shares that will become exercisable on March 31, 1997.

                                       2




        (6) Includes the shares described in footnotes (2), (3) and (5) above as being beneficially owned.

        (7) Includes 220,000 shares jointly owned by Ellen Feldman and Pearl Feldman but does not include 215,000 shares owned by Pearl Feldman and her Trust. Ellen Feldman is the wife of Louis Feldman, the former President and a former director of the Company.

        (8) Includes 215,000 shares owned by the Pearl Feldman Trust. Pearl Feldman is the mother of Louis Feldman and the mother-in-law of Ellen Feldman. Pearl Feldman disclaims beneficial ownership of the 220,000 shares that are jointly owned by her and Ellen Feldman because it is their mutual understanding that Ellen Feldman will have sole discretion regarding the voting or disposition of those shares. See note (6) above.

                             ELECTION OF DIRECTORS

        The following information is furnished with respect to each director of the Company. Unless specifically instructed to the contrary, all Proxies will be voted for the election of Harold Bachmann, Martin Coppo, Brendan Suhr, John M. Thomas, Frederick B. Williams and Michael J. Sleva as directors of the Company. Those nominees, other than Mr. Sleva, are all current members of the Company's Board of Directors. Mr. Sleva is currently the Company's Secretary, Treasurer and Controller. Messrs Bachmann, Coppo, Suhr and Thomas were most recently elected to the Board of Directors by the Company's stockholders at the 1995 Annual Meeting. Fred Williams was elected to the Board by the other directors in October 1995 when the Company acquired RLW, Inc., an Alabama corporation doing business as "Z-Tag Sportswear" ("Z-Tag"). Gregory Schultz, a current member of the Board who was also most recently elected to the Board at the 1995 Annual Meeting, has decided not to seek reelection to the Board. The six nominees for election to the Company's Board who receive the most votes will be elected to the Board at the 1996 Annual Meeting.

        All of Management's nominees have agreed to serve if elected and, in the event that any of those nominees are unable to serve for good cause or will not serve as director of the Company and such fact is known by the Company at the Annual Meeting, all Proxies may be voted at the Annual Meeting for any other person duly nominated for the position created by that inability or unwillingness to serve.

        The names and ages of the persons nominated for election as directors and the year in which each first became a director is set forth below:

                            First Became
                              a Director         Positions and Offices
Name and Age                of the Company           with the Company
- ------------                --------------           ----------------
Harold Bachmann (45)             1992              President and Director
Martin Coppo (42)                1992              Vice President and Director
Brendan Suhr (45)                1995              Director
John M. Thomas (47)              1995              Director
Frederick B. Williams (34)       1995              Vice President, President of Z-Tag and
                                                     Director
Michael J. Sleva (33)             -                Secretary, Treasurer and Controller

Business Experience of Nominees

    The following is a summary of the business experience of the nominees for election as director of the Company.

    Harold Bachmann has been President of the Company since April 1994 and a Director since September 1992. He was Vice President of the Company from September 1992 until April 1994. He has been President and a Director of the Company's wholly-owned subsidiary, Sure Shot Sports Equipment, Inc. ("Sure Shot") since 1988. As the President of Sure Shot, he has been involved in all the daily operations and business of Sure Shot. From 1986 through 1988, he was the Sales Manager of Sure Shot where he was engaged in developing its sales. From 1984 to 1986, Mr. Bachmann was the General Manager of Plastics Research Corporation, and oversaw all of its operations. Mr. Bachmann has also been Vice President and a Director of Hydra-Rib, the Company's wholly-owned subsidiary, since November 1994 and Vice President and a Director of Z-Tag, the Company's wholly-owned subsidiary, since October 1995.

    Martin W. Coppo has been a Director of the Company since September 1992 and a Vice President of the Company since March 1994. He has been Vice President and a Director of Sure Shot since June 1987. As the Vice President of Sure Shot, he is primarily responsible for its day to day operations. Mr. Coppo has also been Vice President and a Director of Hydra-Rib, the Company's wholly-owned subsidiary, since April 1995 and Vice President and a Director of Z-Tag, the Company's wholly-owned subsidiary, since October 1995. Mr. Coppo attended the University of Michigan from 1973 to 1975, majoring in business administration.

    Brendan Suhr has been a director of the Company since April 1995. Since July 1995, he has been the head coach and Vice President of Basketball Operations of the Grand Rapids Mackers, a team in the Continental Basketball Association. Since November 1990 he has been President and CEO of his own firm, Off the Court, Inc., which provides consulting services to several firms including the Portland Trailblazers, IBM and Joe Dumars' Fieldhouse. Mr. Suhr also serves as a professional speaker, presenting his "coaching people skills" to corporations on topics such as motivation, team building, customer service, time management and winning. Mr. Suhr spent 16 years as a coach in the NBA, beginning with 10 years as an assistant coach with the Atlanta Hawks. In January 1989, Mr. Suhr became the top assistant to coach Chuck Daly of the Detroit Pistons who won back to back NBA World Championships in 1989 and 1990. In June 1992 Mr. Suhr was named head scout for the USA Olympic basketball team which became known as the "dream team". In August 1992 after that team won the Olympic gold medal, Mr. Suhr and Olympic coach Chuck Daly co-authored a best-selling basketball text titled "Chuck Daly's Playbook". For the following two seasons, Mr. Suhr was an assistant to coach Chuck Daly and the New Jersey Nets and achieved two playoff appearances with that team.

    John M. Thomas has been a director of the Company since April 1995. Since January 1995, he has been a self employed health care consultant. From October 1993 through January 1995, Mr. Thomas was President and CEO of Behavioral Health, Inc. and from 1987 through October 1993 he was Executive Vice President of Preferred Health Care, Inc. He was also a director of Preferred Health Care, Inc. from 1991 through January 1995. Prior to joining Preferred Health Care, he was CEO of a major substance abuse hospital in Detroit, Michigan and previously spent 13 years as a mental health administrator. He holds MSW and MBA degrees from the University of Michigan.

    Frederick B. Williams has been a director and Vice President of the Company since October 1995. Since February 1996, he has been the President of Z-Tag and was Vice President of Z-Tag from January

1991 until he became its President in February 1996. From July 1988 until January 1991, he was an operations manager for The Game division of WC Bradley Co.

    Michael J. Sleva has been the Controller of the Company and Sure Shot since August 1993, Treasurer of both of those companies since March 1994 and Secretary of both of those companies since April 1995. He has also been Secretary and Treasurer of Hydra-Rib since November 1994 and Secretary and Treasurer of Z-Tag since October 1995. Prior to joining the Company, Mr. Sleva was the Controller of Underground Storage Tank Technical Service Group, Inc. for two years. From January 1989 through August 1991, he was assistant controller of Hamandy Complete Food Centers, Inc. From January 1986 through January 1989, he was employed by Doeren Mayhew & Co., P.C. Mr. Sleva is a Certified Public Accountant and received a B.A. in accounting from Michigan State University in December 1985.

Director's Committees and Meetings

    The Board of Directors has an audit committee whose members are Brendan Suhr and John M. Thomas. The principal functions of the Audit Committee are to review the scope of the annual audit and the annual audit report of the independent accountants, recommend the firm of independent accountants to perform such audits, consider non-audit functions proposed to be performed by the independent accountants, ascertain whether the recommendations of auditors are satisfactorily implemented and recommend such special studies or actions which the Committee deems desirable. During 1995, one meeting of the Audit Committee was held, which was attended by both members. The Company does not have any standing nominating or compensation committees or committees performing similar functions.

    During the fiscal year ended December 31, 1995, the Board of Directors held one meeting. All directors attended that meeting.

Director Remuneration

    Members of the Board of Directors who are not employees of the Company are reimbursed for their out-of-pocket expenses incurred in attending each meeting. No directors are paid for their attendance at Board meetings.

Compliance with Section 16(a) of The Exchange Act

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (S.E.C.). Officers, directors and greater than 10% shareholders are required by S.E.C. regulations to furnish the Company with copies of all Section 16(a) forms they file.

    The Company believes that, during its last fiscal year, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with based on its review of the copies of such forms received and written representations from certain reporting persons that no Form-5's were required for those persons.

                    EXECUTIVE COMPENSATION AND TRANSACTIONS

Summary Compensation Table

    The following table sets forth information concerning all compensation paid or accrued for services rendered to the Company and its subsidiaries for the last three fiscal years by the person who was the Company's Chief Executive Officer during 1995. The Company had no executive officer whose compensation exceeded $100,000 in the last three fiscal years.

                              Annual Compensation

Name and Principal                                                 Stock
     Position                 Year       Salary       Bonus       Options
- ------------------            ----       ------       -----       -------
Harold Bachmann               1995      $59,400        $0         25,000 shares
   President since            1994      $49,650        $0        150,000 shares
   April 1994; Vice           1993      $43,700        $0           --
   President from
   September 1992
   through April 1994

Employment Agreements

        The Company and Sure Shot have entered into an employment agreement with Harold Bachmann that provides that he will be President and a director of Sure Shot and Vice President of the Company (Mr. Bachmann was subsequently appointed President of the Company). Pursuant to that agreement Mr. Bachmann received an initial base salary of $48,000 per year until the completion of the Company's initial public offering, at which time his base salary increased to $57,200. Mr. Bachmann's employment agreement is for a period of three years ending February 14, 1997 and provides for a minimum increase of $2,500 per year in base salary. That agreement may be terminated for cause (as defined therein), in which event no further salary or benefits must be paid. In the event of a termination without cause, Mr. Bachmann will be entitled to continue to receive his base salary for the remainder of the term of his agreement. That employment agreement contains a five (5) year covenant not to compete.

Stock Option Plan

        In February 1994, the Board of Directors adopted the 1994 Incentive Compensation Stock Option Plan (the "Plan"), pursuant to which 150,000 shares of Common Stock of the Company were reserved for issuance upon the exercise of options to be granted under the Plan. The Plan was approved by the shareholders of the Company in March 1994. The Plan is intended to promote the growth and profitability of the Company, to provide employees of the Company who are largely responsible for the management, growth and promotion of its business with an incentive to continue to make substantial contributions to the success of the Company, and to provide those key employees with an equity interest in the Company.

        The Plan is administered by the Board of Directors or by a committee of the Board to which the Board has delegated that authority. The Board has the authority to designate the key employees eligible to participate in the Plan, to prescribe the terms of award, to interpret the Plan, and to make all other determinations for administering the Plan.

        The Plan provides for granting of stock options that will be "Incentive Stock Options" within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code"). Incentive Stock Options are required to be issued at an option exercise price per share equal to the fair market value of a share of Common Stock on the date of grant, except that the exercise price of options granted to any employee who owns (or, under pertinent Code provisions, is deemed to own) more than 10% of the outstanding Common Stock must equal at least 110% of fair market value on the date of grant. Exercise of a stock option will be subject to terms and conditions established by the Board and set forth in the instrument evidencing the stock option. Stock options may be exercised with either cash or shares of the Company's Common Stock or other form of payment authorized by the Board. The date of expiration of a stock option will be fixed by the Board but may not be longer than ten years from the date of the Plan.

        As of December 31, 1995, the Company had options to purchase a total of 94,300 shares that were outstanding under the Plan. In May 1996, options to purchase an additional 47,700 shares were granted under the Plan and options for 40,000 shares were granted outside of the Plan.

Stock Option Grants in 1995

        The following table shows all grants of stock options in 1995 to all of the persons named in the Summary Compensation Table above. The exercise price of all such options was not less then the fair market value of the Common Stock on the date of grant.

                     Number of             % of Total
                     Shares Underlying     Options Granted      Exercise    Expiration
Name                 Options Granted       to Employees         Price       Date
- ----                 -----------------     ---------------      --------    ----------
Harold Bachmann      25,000                26.5%                $3.37       3/31/00

Option Exercises in 1995 and Year End Option Values

    No options were exercised by any of the Company's employees, officers or directors in 1995. The following table shows the value, as of December 31, 1995, of all unexercised stock options held by the persons named in the Summary Compensation Table above.

                        Number of                 Value of Unexercised
                        Shares Underlying         In-the Money Options
Name                    Unexercised Options       Exercisable/ Unexercisable
- ----                    -------------------       --------------------------
Harold Bachmann         175,000 (1)(2)            $0.00/$0.00

    (1) In April 1994, the Company granted options to Harold Bachmann that, subject to the terms and conditions set forth below, would enable him to purchase up to 150,000 shares of Common Stock at an exercise price of $3.33 per share. Subject to the conditions described below, the options will be exercisable during the period from April 1, 1997 through March 31, 1998. Options for 37,500 shares will vest if the Company has gross sales of $14,000,000 in 1996 and options for an additional 37,500 shares will vest if the Company has net income of $800,000 in 1996. Options for an additional 37,500 shares will vest if the Company has gross sales of $18,000,000 in 1996 and options for an additional 37,500 shares will vest if the Company has net income of $1,000,000 in 1996. Because the gross sales and/or net income goals that were originally established for 1995 were not met in that year, they were extended and now apply to 1996 (along with the original goals for 1996) so that those options could vest if those goals are achieved in 1996. If any of those gross sales and net income goals are not satisfied by the end of 1996, those non-vested options will terminate.

    (2) In August 1995, the Company granted options to Mr. Bachmann under the Company's 1994 Incentive Compensation Stock Option Plan that enable him to purchase 25,000 shares of the Company's

                                       7




common stock at an exercise price of $3.37 per share during the period from March 31, 1996 through March 31, 2000.

Certain Transactions

    In February 1994, Sure Shot entered into a line of credit agreement with NBD Bank, N.A. ("NBD"). That agreement provides for a maximum borrowings of $3,000,000 based upon accounts receivable and inventory. Sure Shot initially borrowed $1,691,469 against that line of credit in February 1994 and paid off all amounts that were owed on its prior lines of credit with Michigan National. The line of credit from NBD was secured by the accounts receivable, inventory, machinery and equipment of Sure Shot, the corporate guaranty of the Company and limited personal guarantees of the following persons who were then officers and directors of the Company: Louis Feldman ($500,000); Harold Bachmann ($500,000); Gregory Schultz ($500,000) and Martin Coppo ($165,000). Jacob Feldman, the husband of Pearl Feldman, a principal shareholder, was also required to personally guarantee $500,000 of that line of credit. When that line of credit was renewed in November 1994, those personal guarantees were released.

    In connection with the Company's acquisition of Sure Shot, the Company entered into an agreement with Louis Schwartz as Trustee of the Louis Schwartz Trust (the "Schwartz Trust") that gave the Schwartz Trust the right to require the Company to repurchase the 45,000 shares of Common Stock owned by it. Louis Schwartz is the father of Sydelle Sher, a principal shareholder of the Company. That agreement, as amended in February 1994 (and adjusted to reflect the subsequent 1-for-2 reverse stock split and subsequent 50% stock dividend), provides that the Schwartz Trust could require the Company to purchase: (i) up to 15,000 shares as of September 1, 1994 for $7.73 per share; (ii) up to 15,000 shares as of September 1, 1995 for $7.20 per share and (iii) up to 15,000 shares as of September 1, 1996 for $6.67 per share. In order to require the Company to redeem those shares, the Schwartz Trust must give at least thirty (30) days advance notice to the Company. If that notice is given, the Company can require the Schwartz Trust to sell the shares to be redeemed, in a public or private sale, with the Company then obligated to pay any difference between the redemption price and the proceeds realized from that sale. Sure Shot guaranteed the Company's performance under the stock purchase agreement and has given the Schwartz Trust a security interest in certain of Sure Shot's equipment to secure that guaranty. The Schwartz Trust agreed to subordinate its security interest to the security interest granted to NBD in connection with the line of credit that Sure Shot obtained from NBD in February 1994. The original agreement between the Company and the Schwartz Trust provided for those redemptions to be made in 1993, 1994 and 1995. In order to induce the Schwartz Trust to extend those redemption periods for 1 year, the Company paid the Schwartz Trust an additional $24,000, payable in four quarterly installments of $6,000 during 1994. In 1994, the Schwartz Trust sold 15,000 shares to a third party for $45,000 and the Company paid the Schwartz Trust $71,000 to satisfy its obligation with respect to those 15,000 shares. In 1995, the Schwartz Trust sold 15,000 shares to a third party for $32,000 and the Company paid the Schwartz Trust $76,000 to satisfy its obligation with respect to those 15,000 shares.

    On October 10, 1995 the Company closed upon its acquisition of all of the outstanding capital stock of Z-Tag. That acquisition was undertaken in order to diversify the Company's product line and was accomplished by a merger between Z-Tag and a wholly owned subsidiary of the Company that was organized for that purpose. As a result of that transaction, Z-Tag became a wholly owned subsidiary of the Company and the three former shareholders of Z-Tag received an aggregate of 600,000 shares of the Company's common stock. The former shareholders of Z-Tag and the number of shares of the Company's common stock received by each are: Robert L. White, III - 240,000 shares; Frederick B. Williams - 180,000 shares; and Timothy Tooker - 180,000 shares.

    The Company entered into employment and noncompetition agreements with Robert L. White, III President of Z-Tag, Frederick Williams - Vice President of Z-Tag and David White - Vice President of Z-Tag. Pursuant to those agreements, each of those persons were to be employed in their current positions at Z-Tag and as Vice Presidents of the Company for a period of ten years with an initial salary of $50,000 per year. Those agreements also contain covenants not to compete that, except in the case of a termination by the Company without cause or a termination by the employee due to a material breach by the Company, would prohibit those persons from competing with the Company for a period of one year after termination of their employment agreement. Messrs. Robert L. White and Frederick B. Williams were each paid $250,000 as consideration for entering into their covenants not to compete. Robert L. White and David White resigned their positions with the Company and Z-Tag in February 1996.

    The Company also granted stock options to Robert L. White, III, Frederick
B. Williams and David White that would enable them to purchase 150,000, 150,000 and 100,000 shares respectively, of the Company's common stock at an exercise price of $3.50 per share. Subject to the vesting schedule described below, the options are exercisable during the period from April 1, 1996 through March 31, 1998. Options for 25% of the total shares were to vest if Z-Tag had gross sales of $4,000,000 in 1995 and options for an additional 25% of the shares were to vest if Z-Tag had net income of $300,000 in 1995. Options for an additional 25% of the shares will vest if Z-Tag has gross sales of $7,000,000 in 1995 and options for an additional 25% of the shares will vest if Z-Tag has net income of $600,000 in 1996. Because the gross sales and/or net income goals for 1995 were not met in that year, they were extended and now apply to 1996 so that those options could vest if those goals are achieved in 1996. If any of those sales and net income goals are not satisfied by the end of 1996, those non-vested options will terminate. The options will also terminate upon the optionee's death, permanent and total disability or termination for cause of his employment.

    Effective October 10, 1995, Robert L. White, III and Frederick B. Williams were elected to the Company's Board of Directors to fill newly created positions on the Board and were also made Vice Presidents of the Company. Messrs. White and Williams also retained their positions as President and Vice President, respectively, of Z-Tag. Mr. White resigned his position with the Company and Z-Tag in February 1996.

    On October 10, 1995, Harold Bachmann, Martin Coppo, Frederick Williams and Robert White, III entered into a Shareholder Voting Agreement wherein they agreed that, until October 10, 2005, each of them who were still employed by the Company would vote all shares owned by each of them for the election to the Company's Board of Directors of all of the other parties to that agreement who were then employed by the Company or its subsidiaries.

                         PROPOSED REVERSE STOCK SPLIT

General

    The Board of Directors of the Company has unanimously recommended that the shareholders approve a proposal to amend the Company's Certificate of Incorporation to effect a one for two reverse stock split of the Common Stock (the "Reverse Stock Split"). The effect of the Reverse Stock Split, if approved, will be to reduce by fifty percent the number of shares outstanding, which will have a corresponding effect upon the shares held of record by each shareholder. Thus a shareholder who currently holds 1,000 shares of Common Stock will hold 500 shares immediately following the Reverse Stock Split. The Reverse Stock Split will not alter the number of shares of authorized common stock or the par value of those shares.

Procedure

    The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon at the Annual Meeting is required for the approval of the proposed amendment of Article III of the Company's Restated Certificate of Incorporation. The Board of Directors unanimously recommends that shareholders vote FOR approval of the proposed amendment.

    If the Reverse Stock Split is approved, it will become effective after the filing with the Secretary of State of Florida of a certificate of amendment to the Company's Certificate of Incorporation that sets forth the terms of the Reverse Stock Split and its effective date. The Company anticipates that it would file that certificate of amendment so that it would become effective on or before June 30, 1996 with the exact effective date to be determined by the Board of Directors. The Company will provide at least 10 days advance notice of the effective date of the Reverse Stock Split to the National Association of Securities Dealers Automated Quotation System ("NASDAQ").

    Shareholders will be requested to return the certificates representing shares of Common Stock they currently hold in exchange for new certificates, representing post-split shares of Common Stock to be issued by the Company. If the Reverse Stock Split would result in the issuance of a fractional share to any shareholder, the Company will round any fractional shares up to the nearest whole share. If the Reverse Stock Split is approved at the Annual Meeting, the Company will send each shareholder instructions regarding the exchange of their certificates representing pre-split shares for certificates representing post-split shares.

    At December 31, 1995, the book value per share of Common Stock was $1.68; had the Reverse Stock Split been effective as of such date, the book value per post-split share would have been $3.36. At May 8, 1996, the closing bid price of the Common Stock on NASDAQ was $2.25. Giving effect to the Reverse Stock Split, such price on such date, all other things being equal, would have been $4.50 per share of post-split Common Stock. The Board of Directors believes that the market price of the Common Stock after the Reverse Stock Split will be at a more desirable level, although there is no assurance that this will occur. Because the Reverse Stock Split will not have any effect on the Company's results of operations, it is deemed that furnishing of financial statements with respect to the effect of the proposed Reverse Stock Split is not material for the exercise of prudent judgment with regard to voting on the proposed Reverse Stock Split.

    The Reverse Stock Split will result in no federal or state income tax consequences to the Company or to shareholders who receive only new stock certificates reflecting the changed capitalization in exchange for their old certificates.

    Each holder of Common Stock is entitled to one vote for each share held. The shareholders do not have preemptive rights or conversion rights, and there are no redemption provisions, sinking fund provisions or liabilities for further calls or assessments applicable to the Common Stock. There will be no differences in rights between those securities outstanding prior to the Reverse Stock Split and those to be outstanding after the Reverse Stock Split is effected. The Reverse Stock Split will have no effect on the 1,000,000 shares of preferred stock authorized for issuance by the Company's Certificate of Incorporation, none of which are currently outstanding. The Company will apply to have the post-split Common Stock listed on NASDAQ.

Amendments to the Certificate of Incorporation

    In connection with the proposed amendment of the Company's Certificate of Incorporation for the Reverse Stock Split, the shareholders will be asked to approve the following resolution at the Annual Meeting.

        RESOLVED, that Article III of the Company's Restated Certificate of Incorporation is amended to add the following paragraph:

        Each share of Common Stock that was issued as of __________ , 1996 shall be subject to a 1-for-2 reverse stock split as set forth in this paragraph. Effective as of the close of business on that date, each share of Common Stock then outstanding shall become, and thereafter continue to be, 1/2 of a share of Common Stock of this Corporation, par value
    $.01 per share. Each holder of record of issued shares of Common Stock at the close of business on that date shall be entitled to receive, upon surrender of his or her stock certificate or certificates, a new certificate representing the number of whole shares of Common Stock of which he or she is the owner after giving effect to the provisions of this paragraph. Any fractional shares to which a shareholder would be entitled pursuant to this paragraph will be rounded up to the nearest whole share.


                     RATIFICATION OF SELECTION OF AUDITORS

    The Board of Directors has appointed the firm of Moore Stephens Doeren Mayhew P.C. as auditors for the Company for the year ended December 31, 1996, subject to ratification by the stockholders. Moore Stephens Doeren Mayhew P.C. has been the Company's auditors since December 1995 and has reported on the Company's financial statements for the year ended December 31, 1995 that are included in the Annual Report which accompanied this Proxy Statement. All professional services rendered by Moore Stephens Doeren Mayhew P.C. during 1995 were furnished at customary rates. The performance of professional services, other than audit services, is only reviewed and approved, including a review for independence, by the Board of Directors if the services to be rendered are considered to be of a material or unusual nature. In all other cases, authorization for the services is made by Management of the Company. The performance of audit services is approved on an annual basis by the Board of Directors.

    Representatives of Moore Stephens Doeren Mayhew P.C. will be present at the Annual Meeting and will have the opportunity to make a statement if they so desire. Those representatives are also expected to be available to respond to appropriate questions.

    It is recommended by the Board of Directors that the proposal to ratify the selection of Moore Stephens Doeren Mayhew P.C. as auditors of the Company for 1996 be approved. If stockholders fail to approve this proposal, the Board will reconsider the appointment of Moore Stephens Doeren Mayhew P.C.

    The firm of Morof Sheplow Weinstein P.L.C. had audited the Company's financial statements for the years ended December 31, 1994, 1993 and 1992. As previously reported on a Form 8-K dated December 18, 1995, the Company decided to utilize another accounting firm to act as the Company's auditors for the year ended December 31, 1995 rather than to continue to use the services of Morof Sheplow Weinstein P.L.C. to provide those services. The decision to change accountants was approved by the Company's Board of Directors.

    The reports of Morof Sheplow Weinstein P.L.C. on the financial statements of the Company for 1994, 1993 or 1992 did not contain an adverse opinion or disclaimer of opinion or any modification as to uncertainty, audit scope or accounting principles.

    There have never been any disagreements with Morof Sheplow Weinstein P.L.C., whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Morof Sheplow Weinstein P.L.C., would have caused it to make reference to the subject matter of that disagreement in connection with its report. Morof Sheplow Weinstein P.L.C. has not advised the Company that: (1) internal controls necessary to develop reliable financial statements did not exist; or (2) information has come to the attention of Morof Sheplow Weinstein P.L.C. which made it unwilling to rely on management's representations, or unwilling to be associated with the financial statements prepared by management; or (3) the scope of the audit should be expanded significantly, or information has come to the attention of Morof Sheplow Weinstein P.L.C. that it has concluded will, or if further investigated might, materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements to be issued covering the fiscal period(s) subsequent to the date of the most recent audit and financial statements (including information that might preclude the issuance of an unqualified audit report), and the issue was not resolved to the satisfaction of Morof Sheplow Weinstein P.L.C. prior to its dismissal.

    The Company retained the firm of Moore Stephens Doeren Mayhew P.C. to audit the Company's financial statements for the year ended December 31, 1995. Prior to retaining Moore Stephens Doeren Mayhew P.C., neither the Company or anyone on its behalf consulted Moore Stephens Doeren Mayhew, P.C. regarding the application of accounting principles to a specific, completed or contemplated transaction or the type of audit opinion that might rendered on the Company's financial statements where either written or oral advice was provided that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue.

                   RECOMMENDATIONS OF THE BOARD OF DIRECTORS

    The Board of Directors of the Company recommends a vote: (1) "FOR" the election of Harold Bachmann, Martin W. Coppo, Brendan Suhr, John M. Thomas, Frederick B. Williams and Michael J. Sleva as directors of the Company; (2) "FOR" adoption of the proposed Reverse Stock Split; and (3) "FOR" the ratification of the selection of the Company's auditors. Proxies solicited by Management will be so voted unless stockholders direct otherwise in their Proxies.

Vote Required: Under provisions of the Florida Business Corporation Act: (1) the election of the Company's Directors requires a plurality of the votes represented in person or by proxy at the meeting, (2) the adoption of the proposed Reverse Stock Split will require the affirmative vote of at least a majority of the Company's outstanding Common Stock and (3) the ratification of the selection of the Company's auditors will require the approval of a majority of the shares that are present, in person or by proxy, at the meeting.

Effect of Abstention: A shareholder who abstains from voting on any proposal will be included in the number of shareholders present at the meeting for the purpose of determining whether a quorum exists for the conduct of business. An abstention with respect to the election of the Company's Directors will not be counted either in favor of or against the election of the nominees. An abstention with respect to the adoption of the Reverse Stock Split or the ratification of the selection of auditors will be treated as a vote against that proposal.

Effect of Broker Non-Vote: Brokers holding shares for the account of their clients may vote such shares either in the manner directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies which are voted by brokers on at least one but not all of the proposals are referred to as "broker non-votes". Broker non-votes will be included in determining the presence of a quorum. However, a broker non-vote is not treated as present and entitled to vote and will therefore have no outcome as the election of directors or the ratification of the selection of auditors but will have the effect of a vote against adoption of the Reverse Stock Split.

                                 OTHER MATTERS

    As of the date of this Proxy Statement, the Board of Directors knows of no other matters which may properly be, or are likely to be, brought before the meeting. However, if any proper matters are brought before the meeting, the persons named in the enclosed Proxy will vote them as the Board of Directors may recommend.

    At the Annual Meeting of Stockholders, in addition to the matters described above, there will be an address by the Company's President and a general discussion period during which stockholders will have an opportunity to ask questions about the business and operations of the Company.

Proposals for 1997 Annual Meeting

    If a stockholder desires to submit a proposal for consideration at the next Annual Stockholders Meeting and would like to have the proposal submitted on the Company's proxy statement and form of proxy, such proposal must be received by the Company no later than January 15, 1997 or 120 days before mailing of the Proxy Statement for the next Annual Stockholders meeting, whichever is later. The Company anticipates that it will hold its next Annual Stockholder Meeting in May 1997.

Annual Report and Form 10-KSB

    All Stockholders of record on May 9, 1996 have been sent, or are concurrently being sent, a copy of the Company's 1995 Annual Report to Stockholders, which contains audited financial statements of the Company for the years ended December 31, 1995 and 1994.

    A copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995 that was filed with the Securities and Exchange Commission may be obtained without charge (except for exhibits to that Form 10-KSB, which will be furnished upon payment of the Company's reasonable expenses in furnishing those exhibits). To obtain a copy of that Form 10-KSB or any of those exhibits, please send a written request to Michael Sleva, Secretary of the Company, at the Company's corporate offices located at 405 Cogshall Street, Holly, Michigan 48442.

                                     By  order  of the  Board of Directors.


                                     Michael Sleva,
Holly, Michigan                      Secretary
May 10, 1996

[ FORM OF PROXY -- FRONT ]

                         SURE SHOT INTERNATIONAL, INC.
            Proxy for Annual Meeting of Shareholders This Proxy is
       Solicited on Behalf of the Board of Directors and will be Voted.

      The undersigned hereby appoints Harold Bachmann and Michael Sleva or any one or more of them acting in the absence of the other, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned, to represent the undersigned at the Annual Meeting of the Shareholders of Sure Shot International, Inc., a Florida corporation (the "Company") to be held at the Joe Dumars Fieldhouse, 45300 Mound, Shelby Township, Michigan 48315, at 2:00 p.m. local time, June 5, 1996, and at any adjournment or adjournments thereof, and to vote all shares of stock of the Company standing in the name of the undersigned, with the powers the undersigned would possess if personally present at such meeting:

      1. Election of the Company's Board of Directors:
         Nominees: Harold Bachmann, Martin Coppo, Brendan Suhr, John M. Thomas, Fred B. Williams, and Michael J. Sleva

         [ ] FOR all nominees listed above, except vote withheld from the following nominees (if any)

         ----------------------------------------------------------------------

      2. Amendment to the Company's Articles of Incorporation to conduct a 1-for-2 reverse stock split of the Company's outstanding common stock.

         [ ]  FOR     [ ]  AGAINST     [ ]  ABSTAIN

      3. Ratification of the selection of Moore Stephens Doeren Mayhew P.C. as the Company's auditors for the year ended December 31, 1996.

         [ ]  FOR     [ ]  AGAINST     [ ]  ABSTAIN

                                (continued on other side)

[ FORM OF PROXY -- BACK ]

      4. Transaction of such other business as may properly come before the meeting.

      Management and the Board of Directors recommend a vote FOR approval of all of the foregoing proposals and nominees.

      The Proxy will be voted as directed but, where no direction is given, it will be voted FOR approval of all of the foregoing proposals and nominees. Copies of the Notice of the Meeting dated May 10, 1996 and of the Proxy Statement dated May 10, 1996 have been received by the undersigned.

                                                Please Date and Sign Here

                                                Date:  ___________________

                                                Name:  ___________________

                                                PLEASE DATE, SIGN AND
                                                RETURN THIS PROXY IN THE
                                                ENCLOSED ENVELOPE
                                                PROMPTLY.

                                                [ ]  Please check here if
                                                     you plan to attend
                                                     the meeting.